                                                                    ------------
                                                                       ICCMIC
                                                                    ------------

FOR IMMEDIATE RELEASE              Exhibit 99.1

 IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP. ANNOUNCES FOURTH QUARTER
                                  1998 RESULTS

     LOS ANGELES, CALIFORNIA, February 4, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today reported net earnings of $3.0 million or $0.11 per share for the quarter ended December 31, 1998 as compared to net earnings of $2.2 million or $0.06 per share for the 1997 short period. The 1997 short period covers the period from July 31, 1997 (inception) through December 31, 1997 although the Company commenced operations on October 22, 1997, the date of completion of its initial public offering. Per share amounts presented herein are the same for basic and diluted share computations. The Company's net earnings for the quarter ended December 31, 1998 were reduced by $4.3 million ($0.15 per share) for non-cash charges to write down certain of the Company's commercial mortgage-backed securities to estimated fair value and to increase the Company's allowance for loan losses on mortgage loans. Net earnings for the 1997 short period included $2.6 million ($0.07 per share) of non-cash charges for stock options issued to the Company's manager.

     Net earnings for the year ended December 31, 1998 were $22.2 million or $0.68 per share. Non-cash charges to write down certain of the Company's commercial mortgage-backed securities to estimated fair value and to increase the Company's allowance for loan losses on mortgage loans aggregated $10.9 million ($0.33 per share) for the year ended December 31, 1998. These charges were taken primarily to write down the Company's commercial mortgage-backed interest-only securities to estimated fair value based on market conditions and estimated prepayment speeds and to increase the allowance for loan losses on mortgage loans resulting from increased delinquencies on a multifamily and commercial loan portfolio previously acquired from an unaffiliated third party.

     The Company's operating results, funds from operations and financial position are summarized as follows (dollars in thousands, except per share data):

                                          1998                     1998                      1997
Operating Results:                        Year                 4th Quarter               Short Period
------------------                        ----                 -----------               ------------
Net earnings                             $22,244                  $3,040                    $2,159
Depreciation of real property              1,755                     793                         -
Stock options expense                         97                      97                     2,550
                                         -------                  ------                    ------
Funds from operations ("FFO")            $24,096                  $3,930                    $4,709
                                         =======                  ======                    ======
Dividends declared                        36,948                   9,405                     4,485
Net earnings per share                      0.68                    0.11                      0.06
FFO per share                               0.74                    0.14                      0.14
Dividends declared per share                1.18                    0.33                      0.13

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

Summary of Financial Position (December 31):                       1998                 1997
--------------------------------------------                       ----                 ----
 Cash and cash equivalents                                       $ 23,398             $ 11,902
 Repurchase agreements                                                  -              148,711
 Mortgage loans, net                                              556,648              272,009
 Real property, net                                               107,663                    -
 Securities available-for-sale                                     57,671               59,321
 Other assets                                                      11,794                3,194
                                                                 --------             --------
           Total Assets                                          $757,174             $495,137
                                                                 ========             ========

 Dividends and other payables and accruals                       $ 17,233             $ 15,435
 Debt                                                             331,132                    -
 Total Stockholders' Equity                                       408,809              479,702
                                                                 --------             --------
 Total Liabilities and Stockholders' Equity                      $757,174             $495,137
                                                                 ========             ========

     Allowance for Loan Losses

     The Company's provisions for loan losses during the fourth quarter and year ended December 31, 1998 amounted to $3.0 million and $6.3 million, respectively, as compared to none during the 1997 short period. The loan loss provisions were generally due to an increase in mortgage loans over 90 days past due as well as an increase in general reserves for the increased size of the Company's mortgage loan portfolio. As of December 31, 1997, the Company's mortgage loan portfolio included 872 loans with a principal balance of $261.4 million (before an allowance for loan losses of $1.7 million), of which one loan with a principal balance of $0.1 million was over 90 days past due. As of December 31, 1998, the Company's mortgage loan portfolio included 1,340 loans with a principal balance of $552.9 million (before an allowance for loan losses of $8.0 million), of which 40 loans with a principal balance of $5.8 million were over 90 days past due and were maintained on non-accrual status. The ratio of the allowance for loan losses to non-accrual loans was 1.38 to 1 at December 31, 1998. The allowance for loan losses represented 1.45% and 0.66% of the total principal balance of the Company's mortgage loans at December 31, 1998 and December 31, 1997, respectively. The primary increase in mortgage loans over 90 days past due comes from a loan portfolio previously acquired from an unaffiliated third party. At December 31, 1998, this portfolio consisted of 283 loans with a principal balance of $44.9 million, of which 33 loans with a principal balance of $4.9 million were over 90 days past due.

     Securities Write-downs

     The Company's write-downs of securities available-for-sale during the fourth quarter and year ended December 31, 1998 amounted to $1.3 million and $4.6 million, respectively, as compared to none during the 1997 short period. These write-downs to estimated fair value were applicable to interest-only commercial mortgage-backed securities that the Company acquired at the time of its initial public offering. As of December 31, 1998, the Company

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

held $7.6 million in interest-only commercial mortgage-backed securities (after mark-to-market adjustments). Adverse market conditions and increased prepayment speeds were the cause of the write-downs. Increases in prepayment speeds generally cause permanent impairment of interest-only securities, resulting in charges directly to earnings.

     Net Interest Income

     The table presented below sets forth the components of the Company's net interest income (in thousands of dollars) and yields (expressed as a percentage per annum) for the relevant periods. The yield computations are based on average investment balances for interest income and average debt outstanding for interest expense.

                                        1998 Year               1998 4th Quarter            1997 Short Period
                                   ------------------          ------------------          ------------------
                                   Amount       Yield          Amount       Yield          Amount       Yield
                                   ------       -----          ------       -----          ------       -----
Interest Income:
Mortgage loans                     $41,130       8.71%        $12,776        8.84%         $1,676        7.86%
Securities                           6,153      10.68           1,522       10.56           1,403       13.24
Interest bearing accounts*           2,454       5.39             170        4.38           3,388        5.53
                                   -------                    -------                      ------
  Total Interest Income             49,737       8.64          14,468        8.88           6,467        6.94
Less interest expense**              9,255       6.83           4,793        6.68               -           -
                                   -------                    -------                      ------
    Net Interest Income            $40,482                    $ 9,675                      $6,467
                                   =======                    =======                      ======

 *  Includes repurchase agreements.
**  Excludes interest expense attributable to real property.

     Real Property

     The table presented below sets forth the Company's real property operating results (in thousands of dollars) and yields (expressed as a percentage per annum) for the relevant periods (the Company held no real property in 1997). The yields are based on the average amount of real property assets for rental income after operating expenses and average debt outstanding for interest expense.

                                                             1998 Year                1998 4th Quarter
                                                        -------------------         -------------------
                                                        Amount        Yield         Amount        Yield
                                                        ------        -----         ------        -----
Real Property Income:
Rental income                                           $7,684                      $3,418
Less operating expenses                                  1,872                         858
                                                        ------                      ------
Rental income after operating expenses                   5,812        9.61%          2,560        9.37%
Less interest expense                                    1,910        6.92             897        6.87
                                                        ------                      ------
Real property FFO                                        3,902                       1,663
Less depreciation                                        1,755                         793
                                                        ------                      ------
Real property income                                    $2,147                      $  870
                                                        ======                      ======

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

     Stock Repurchases

     During the fourth quarter, the Company repurchased 600,000 shares of its common stock for $4.4 million. This brought the total number of shares repurchased in 1998 to six million at a total cost of $56.3 million, an average cost per repurchased share of $9.39. The Company has been authorized by its Board of Directors to repurchase up to an additional six million shares.

     As of December 31, 1998, the Company had stockholders' equity of $408.8 million ($14.34 per share), total outstanding debt of $331.1 million and a debt to equity ratio of 0.81 to 1. The Company's warehouse line of credit with Morgan Guaranty Trust Company of New York expires on March 29, 1999. The Company recently executed a term sheet with a major investment bank for a $300 million warehouse line of credit, subject to completion of due diligence and loan documentation. The Company is presently working on a collateralized mortgage obligation securitization that is planned for the first quarter of 1999.

     Mark S. Karlan, President and CEO of the Company, said, "We are focusing our efforts on successfully closing the Company's upcoming securitization of a substantial part of its mortgage loan portfolio. The securitization should allow the Company to repay the outstanding debt on its existing warehouse line of credit with Morgan Guaranty Trust Company of New York, and the new warehouse line should enable the Company to continue to grow its portfolio. We believe that the Company's financial resources are currently adequate for its anticipated liquidity needs, including the quarterly payment of dividends."

     Set forth below are the Company's consolidated balance sheets as of December 31, 1998 and December 31, 1997 and consolidated statements of earnings for the three months and year ended December 31, 1998 and for the 1997 short period. Amounts are expressed in thousands, except for share data.


              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                          Consolidated Balance Sheets

                                                                          December 31,
Assets                                                               1998             1997
                                                                     ----             ----
Cash and interest bearing deposits                                 $ 23,398         $ 11,902
Repurchase agreements                                                     -          148,711
Mortgage loans, net of loan loss allowance of $8,027 and
 $1,727, respectively                                               556,648          272,009

Real property, net                                                  107,663                -
Securities available-for-sale, at estimated fair value               57,671           59,321
Accrued interest receivable                                           6,410            2,085
Other assets                                                          5,384            1,109
                                                                   --------         --------
          Total Assets                                             $757,174         $495,137
                                                                   ========         ========

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

Liabilities
Dividends and distributions payable                                $  9,405         $  4,485
Accrued expenses, payables and other liabilities                      7,828           10,950
Borrowings under secured warehouse facility                         279,000                -
Borrowings under secured bank loan                                    3,557                -
Mortgage loans secured by real property                              48,575                -
                                                                   --------         --------
          Total Liabilities                                         348,365           15,435
                                                                   --------         --------

Stockholders' Equity
Common stock, $.0001 par value,
      Authorized 500,000,000 shares, 28,500,000
      and 34,500,000 shares issued, respectively                          3                3
Additional paid-in capital                                          425,615          481,856
Accumulated other comprehensive income                                  221              169
Distributions in excess of earnings                                 (17,030)          (2,326)
                                                                   --------         --------
          Total Stockholders' Equity                                408,809          479,702
                                                                   --------         --------
          Total Liabilities and Stockholders' Equity               $757,174         $495,137
                                                                   ========         ========


             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                      Consolidated Statements of Earnings

                                                               Three Months or                  Twelve Months or
                                                             Short Period ended                Short Period ended
                                                                December 31,                      December 31,
                                                       -------------------------------   -------------------------------
                                                            1998             1997             1998             1997
                                                       --------------   --------------   --------------   --------------
Interest Income
Mortgage loans                                            $    12,776      $     1,676      $    41,130      $     1,676
Securities available-for-sale                                   1,522            1,403            6,153            1,403
Repurchase agreements and interest bearing deposits               170            3,388            2,454            3,388
                                                          -----------      -----------      -----------      -----------
Total Interest Income                                          14,468            6,467           49,737            6,467
Real Property Rental Income                                     3,418                -            7,684                -
                                                          -----------      -----------      -----------      -----------
Total Income                                                   17,886            6,467           57,421            6,467
                                                          -----------      -----------      -----------      -----------

Operating Expenses
Management fees                                                 1,936              940            6,319              940
Interest expense                                                5,690                -           11,165                -
Provision for loan losses                                       3,000                -            6,300                -
Write-down of securities available-for-sale                     1,321                -            4,554                -
Depreciation of real property                                     793                -            1,755                -
Real property operating expenses                                  858                -            1,872                -
Stock options issued to manager and its employees                  97            2,550               97            2,550
Due diligence expenses                                            793              487            1,659              487
Other                                                             358              331            1,456              331
                                                          -----------      -----------      -----------      -----------
Total Operating Expenses                                       14,846            4,308           35,177            4,308
                                                          -----------      -----------      -----------      -----------
Net Earnings                                              $     3,040      $     2,159      $    22,244      $     2,159
                                                          ===========      ===========      ===========      ===========

Earnings per share
Basic                                                           $0.11            $0.06            $0.68            $0.06
Diluted                                                         $0.11            $0.06            $0.68            $0.06

Weighted average common shares outstanding
Basic                                                      28,580,710       34,500,000       32,570,974       34,500,000
Diluted                                                    28,581,348       34,678,550       32,588,634       34,678,550

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

     Imperial Credit Commercial Mortgage Investment Corp. is a real estate investment trust that invests primarily in performing multifamily and commercial mortgage loans, real property and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII).


     Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, and the other risks detailed in the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the "SEC"), the Company's 1997 Annual Report on Form 10-K filed with the SEC on March 31, 1998, the Company's Quarterly Reports on Form 10-Q filed with the SEC on May 15, 1998, August 14, 1998 and November 13, 1998, the amendments with respect thereto and other filings made by the Company with the SEC.

     The Company will hold a teleconference on Thursday, February 4, 1999 at 11:00 A.M. Pacific Time, 2:00 P.M. Eastern Time. The phone number for the teleconference is (719) 457-2645 and confirmation code is 616128. To access a replay of the teleconference, please call (719) 457-0820 on or before February 6, 1999.

     For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906 or Karen Montandon, Investor Relations, at
(310) 791-8022.

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